EX-23.1

Gruber & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS

Saint Louis, Missouri

May 7, 2009

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of Newport Digital Technologies, Inc. (formerly International Food Products Group, Inc.), on Form S-8, of our report, dated October 10, 2008, relating to our audit of the 2007 and 2008 consolidated financial statements, which appear in the Annual Report on Form 10K of  Newport Digital Technologies, Inc (then operating under the name, International Food Products Group, Inc.), for the year ended June 30, 2008.

/s/ Gruber & Company, LLC

Gruber & Company, LLC, Certified Public Accountants

Saint Louis, Missouri

May 7, 2009